Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS RECORD SECOND QUARTER EPS FROM CONTINUING OPERATIONS OF $0.35 PER DILUTED SHARE

11th CONSECUTIVE QUARTER OF RECORD EPS FROM CONTINUING OPERATIONS

Columbus, Ohio – August 25, 2009 – Big Lots, Inc. (NYSE: BIG) today reported second quarter fiscal 2009 income from continuing operations of $28.6 million, or $0.35 per diluted share, compared to income from continuing operations of $26.1 million, or $0.32 per diluted share, in the second quarter of fiscal 2008.  Including the impact of discontinued operations, second quarter fiscal 2009 net income totaled $28.4 million, or $0.34 per diluted share, compared to $26.0 million, or $0.32 per diluted share, in the prior year.

For the year to date period ended August 1, 2009, income from continuing operations totaled $64.9 million, or $0.79 per diluted share, compared to income from continuing operations of $60.6 million, or $0.74 per diluted share, for the same period in fiscal 2008.  Including the impact of discontinued operations, year to date fiscal 2009 net income totaled $64.7 million, or $0.78 per diluted share, compared to $60.5 million, or $0.74 per diluted share, in the prior year.

SECOND QUARTER HIGHLIGHTS

•	Income from continuing operations of $0.35 per diluted share versus income from continuing operations of $0.32 per diluted share last year
•	Record EPS from continuing operations for the 11th consecutive quarter
•	Operating profit dollars increase 10% as operating profit rate increases 50 basis points
•	Generated $48 million of Cash Flow (defined as operating activities less investing activities) versus $8 million of Cash Flow last year

Second Quarter Results

Net sales for the second quarter of fiscal 2009 decreased 1.7% to $1,086.6 million, compared to $1,105.2 million for the same period in fiscal 2008.  Comparable store sales for stores open at least two years at the beginning of the fiscal year decreased 2.4% for the quarter.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Operating profit for the second quarter of fiscal 2009 was $47.7 million, or 4.4% of sales, compared to last year’s operating profit of $43.5 million, or 3.9% of sales.  The 10% improvement in operating profit dollars was the result of improvement in our gross margin rate and lower overall expense dollars compared to last year.  Our gross margin rate for the quarter increased 70 basis points compared to last year due to improved initial markup and lower inbound freight expense, partially offset by merchandise mix pressure created by better sales performance in certain of our lower margin merchandise categories.  As expected, the expense rate as a percent of sales was up slightly to last year due to the comp sales decline of 2.4% while total expense dollars were below last year levels due to certain efficiencies in distribution and transportation, lower advertising expenses, and lower payroll costs reflecting the sales decline.

For the second quarter of fiscal 2009, net interest expense was $0.5 million compared to net interest expense of $1.1 million last year with the improvement directly attributed to the overall cash flow of the business in the last 12 months.  The effective income tax rate for the second quarter of fiscal 2009 was 39.3% compared to 38.3% last year which benefited from favorable settlement activity.

Inventory and Cash Management

Inventory ended the second quarter of fiscal 2009 at $668 million compared to $698 million last year.  The 4% decline in overall inventory reflected a 4% decrease in average store inventory as store count at the end of the quarter was fairly similar to last year.  We ended the second quarter of fiscal 2009 with no borrowings under our credit facility and $56 million of cash in money market investments (included in Cash and Cash Equivalents on our Balance Sheet) compared to $148 million of borrowings under our credit facility and no money market investments as of the end of the second quarter of fiscal 2008.  The debt reduction was attributable to cash generated by our business over the last 12 months.

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on April 1, 2009, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 stores closed in January 2006 are classified as discontinued operations.  Results from discontinued operations for the second quarter of fiscal 2009 totaled a net loss of $0.2 million compared to a net loss from discontinued operations of $0.1 million for the second quarter of fiscal 2008.   For the year to date period ended August 1, 2009, results from discontinued operations totaled a net loss of $0.3 million compared to a net loss from discontinued operations of $0.1 million for the same period in fiscal 2008.

2009 OUTLOOK

•
Providing initial Q3 guidance for income from continuing operations of $0.14 to $0.19 per diluted share versus income from continuing operations of $0.15 per diluted share for the same period last year

•
Providing initial Q4 guidance for income from continuing operations of $0.99 to $1.04 per diluted share versus income from continuing operations of $1.00 per diluted share for the same period last year

•	Increasing fiscal 2009 annual guidance for income from continuing operations to $1.92 to $2.02 per diluted share versus income from continuing operations of $1.89 per diluted share last year
•	Estimating fiscal year 2009 operating profit rate to be in the range of 5.6% to 5.9%

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

For the third quarter of fiscal 2009, we anticipate comparable store sales will be in a range of flat to a 2% decrease.  At this level of comp sales performance, we expect our gross margin rate will be flat to slightly up compared to last year and the overall expense rate will be essentially flat compared to last year.  Given these assumptions, our earnings are estimated to be in the range of $0.14 to $0.19 per diluted share, compared to income from continuing operations for the third quarter of fiscal 2008 of $0.15 per diluted share.

For the fourth quarter of fiscal 2009, we anticipate comparable store sales will be in a range of flat to slightly up.  At this level of comp sales performance, we expect our operating profit rate to be flat to slightly up to last year.  Given these assumptions, our earnings are estimated to be in the range of $0.99 to $1.04 per diluted share, compared to income from continuing operations for the fourth quarter of fiscal 2008 of $1.00 per diluted share.

Based on the strength of our second quarter operating results and reaffirming our view of EPS for the second half of fiscal 2009, we raised our fiscal 2009 guidance for income from continuing operations.  We anticipate fiscal 2009 income from continuing operations will be $1.92 to $2.02 per diluted share compared to income from continuing operations of $1.89 per diluted share for fiscal 2008.  Additionally, based on the performance of the first two quarters of fiscal 2009, we are raising our annual cash flow guidance to $155 million from $145 million.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter and provide commentary on our outlook for fiscal 2009.  We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

An archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Tuesday, September 8. A replay of the call will be available beginning August 25 at Noon through September 8 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). All times are Eastern Time.  The PIN number is 6246063.

Big Lots is the nation’s largest broadline closeout retailer.  As of the end of the second quarter of fiscal 2009 (August 1, 2009), we operated 1,350 BIG LOTS stores in 47 states. We also sell merchandise via the internet at www.biglots.com.  Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY.  Our website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 1,	AUGUST 2,
	2009	2008
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$98,275	$43,521
Inventories	667,741	698,392
Deferred income taxes	43,614	53,040
Other current assets	88,650	69,956
Total current assets	898,280	864,909

Property and equipment - net	492,072	495,521

Deferred income taxes	45,692	48,034
Other assets	26,939	22,044

	$1,462,983	$1,430,508

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$263,850	$269,281
Property, payroll and other taxes	72,657	70,153
Accrued operating expenses	54,377	55,115
Insurance reserves	39,498	35,919
KB bankruptcy lease obligation	4,806	0
Accrued salaries and wages	31,641	32,409
Income taxes payable	905	0
Total current liabilities	467,734	462,877

Long-term bank obligations under bank credit facility	0	147,700

Deferred rent	31,749	31,216
Insurance reserves	45,597	44,550
Unrecognized tax benefits	26,920	27,221
Other liabilities	43,630	35,465

Shareholders' equity	847,353	681,479
	$1,462,983	$1,430,508

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	AUGUST 1, 2009		AUGUST 2, 2008
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,086,567	100.0	$1,105,189	100.0
Gross margin	434,383	40.0	434,804	39.3
Selling and administrative expenses	367,781	33.8	370,885	33.6
Depreciation expense	18,949	1.7	20,458	1.9
Operating profit	47,653	4.4	43,461	3.9
Interest expense	(506)	(0.0)	(1,106)	(0.1)
Interest and investment income	19	0.0	14	0.0
Income from continuing operations before income taxes	47,166	4.3	42,369	3.8
Income tax expense	18,550	1.7	16,222	1.5
Income from continuing operations	28,616	2.6	26,147	2.4
Loss from discontinued operations, net of tax benefit of $112 and $73, respectively	(173)	(0.0)	(122)	(0.0)
Net income	$28,443	2.6	$26,025	2.4

Earnings per common share - basic (a)
Continuing operations	$0.35		$0.32
Discontinued operations	0.00		0.00
Net income	$0.35		$0.32

Earnings per common share - diluted (a)
Continuing operations	$0.35		$0.32
Discontinued operations	0.00		0.00
Net income	$0.34		$0.32

Weighted average common shares outstanding
Basic	81,623		80,772
Dilutive effect of share-based awards	893		1,196
Diluted	82,516		81,968

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	AUGUST 1, 2009		AUGUST 2, 2008
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,228,223	100.0	$2,256,778	100.0
Gross margin	896,563	40.2	898,595	39.8
Selling and administrative expenses	750,463	33.7	757,741	33.6
Depreciation expense	38,164	1.7	39,236	1.7
Operating profit	107,936	4.8	101,618	4.5
Interest expense	(827)	(0.0)	(2,518)	(0.1)
Interest and investment income	25	0.0	26	0.0
Income from continuing operations before income taxes	107,134	4.8	99,126	4.4
Income tax expense	42,208	1.9	38,493	1.7
Income from continuing operations	64,926	2.9	60,633	2.7
Loss from discontinued operations, net of tax benefit of $163 and $59, respectively	(252)	(0.0)	(99)	(0.0)
Net income	$64,674	2.9	$60,534	2.7

Earnings per common share - basic (a)
Continuing operations	$0.80		$0.75
Discontinued operations	0.00		0.00
Net income	$0.79		$0.75

Earnings per common share - diluted (a)
Continuing operations	$0.79		$0.74
Discontinued operations	0.00		0.00
Net income	$0.78		$0.74

Weighted average common shares outstanding
Basic	81,515		80,937
Dilutive effect of share-based awards	894		1,027
Diluted	82,409		81,964

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with SFAS No. 128; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	August 1, 2009	August 2, 2008
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$73,327	$41,962

Net cash used in investing activities	(25,799)	(34,426)

Net cash used in financing activities	(355)	(7,201)

Increase in cash and cash equivalents	47,173	335
Cash and cash equivalents:
Beginning of period	51,102	43,186
End of period	$98,275	$43,521

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	August 1, 2009	August 2, 2008
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$171,200	$100,599

Net cash used in investing activities	(38,657)	(52,522)

Net cash used in financing activities	(69,041)	(41,687)

Increase in cash and cash equivalents	63,502	6,390
Cash and cash equivalents:
Beginning of period	34,773	37,131
End of period	$98,275	$43,521